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                                 EXHIBIT 10.18

                   SEPARATION, WAIVER AND RELEASE AGREEMENT
                  WITH JOY J. NARZISI DATED NOVEMBER 1, 1999
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                   SEPARATION, WAIVER AND RELEASE AGREEMENT


     THIS SEPARATION, WAIVER AND RELEASE AGREEMENT ("Agreement") is made by and between Joy J. Narzisi ("Narzisi") and Commercial Federal Bank, A Federal Savings Bank ("CFB").

     RECITALS:
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     This Agreement is made with reference to the following facts and objectives:

     (a) Narzisi has been employed by CFB prior to this Agreement as an Executive Vice-President, and as Treasurer and Assistant Corporate Secretary; of CFB;
     (b) Narzisi is resigning from her employment with CFB effective October 15, 1999; and
     (c) The parties are entering into this Agreement in order to settle any and all existing and potential disputes which they have or may have with one another with respect to Narzisi's employment and separation from employment and to release CFB and its affiliates completely from any and all claims arising therefrom.

     NOW, THEREFORE, in order to carry out the intent of the parties as set forth in the foregoing recitals, which are made a contractual part of this Agreement, and in consideration of the mutual agreements, provisions, recitals, promises and covenants contained in this Agreement, the parties agree as follows:

1.   RESIGNATION. Narzisi hereby voluntarily resigns from each employment,
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corporate office and other position she holds with Commercial Federal
Corporation and with any of its subsidiary entities, including CFB, effective at 5:00 p.m. C.D.T. on October 15, 1999. It is understood and agreed, however, that Narzisi's salary shall continue from October 16, 1999 through the close of business on November 1, 1999. During that period, Narzisi shall consult with and assist CFB, and provide such services to CFB as are consistent with her former position of employment at CFB and are requested by CFB senior management, to facilitate a completion and/or transition of Narzisi's work tasks, assignments, responsibilities and pending matters in a manner which is as smooth as possible under the circumstances.

2.   CONSIDERATION TO NARZISI.
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     (A)  Separation Allowance. CFB shall pay to Narzisi a cash separation
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          allowance by continuing Narzisi's base salary compensation as described in this paragraph 2.(A). Semi-monthly base salary continuation payment(s) shall be made to Narzisi by regular payroll deposit to Narzisi's account on each of CFB's regular pay days (the 15th and last days of the month), beginning November 15, 1999, and ending on December 31, 1999. Each such payment shall be in the amount equivalent to Narzisi's semi-monthly base salary at the rate in effect as of October 1, 1999, less applicable federal and state tax withholdings and less any amounts deducted for insurance as described in paragraph 2.(B) below. On January 4, 2000, or as soon thereafter as is practicably feasible, CFB shall pay to Narzisi in a lump sum an amount which is equal to Narzisi's semi-monthly base salary at the rate in effect as of October 1, 1999, multiplied by twenty (20), less applicable federal and state tax withholdings and less any amounts deducted for insurance for the period January 1, 2000 through October 31, 2000, as described in paragraph 2.(B). The total amount to be paid under this paragraph 2.(A) shall be $189,000.00, less applicable federal and state tax withholdings and less any amounts deducted for insurance as described in paragraph 2.(B) below.

     (B)  Health and Dental Insurance. CFB shall provide health and dental
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          insurance coverage for Narzisi and Narzisi's dependents under CFB's present group health and dental plans, as if Narzisi were to remain an active employee of CFB, through October 31, 2000. Narzisi shall pay to CFB -- and CFB shall withhold from the payment(s) described in paragraph 2.(A) above -- the portion of the cost of such coverages which CFB requires active employees to contribute to the cost of such coverages.

     (C)  Life Insurance. CFB agrees to continue Narzisi's group life insurance
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          coverage -- but not coverage for any of Narzisi's dependents -- until
          October 31, 2000.

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     (D)  Restricted Stock. Certain restricted rights to receive shares of
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          Commercial Federal Corporation common stock were previously awarded to
          Narzisi and were scheduled to vest in Narzisi free from restrictions on June 30, 2000, should she have remained in CFB's employment. Other restricted rights to receive shares of Commercial Federal Corporation common stock were previously awarded to Narzisi and were scheduled to vest in Narzisi free from restrictions on dates later than June 30, 2000, should she have remained in CFB's employment. CFB agrees to allow Narzisi's interest in those restricted shares, in which
          Narzisi's interest was scheduled to vest on June 30, 2000, to become vested in Narzisi free from restrictions, as scheduled, and will deliver such shares to Narzisi or cause them to be delivered to
          Narzisi within forty-five (45) days after June 30, 2000. However, Narzisi shall have no right, title or interest in or to any of the shares of common stock which were scheduled to vest in Narzisi free from restrictions on date(s) later than June 30, 2000, and it is understood and agreed that any right, title and interest Narzisi may have had in regard to such shares is cancelled as a result of her separation from the employment of CFB. TAX IMPLICATIONS: It is
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          understood that receipt by Narzisi of the June 30, 2000 shares of stock under this paragraph 2.(D) will result in taxable income to Narzisi, and that CFB will be obligated to withhold federal and state taxes respecting that taxable income. Within ten (10) days after CFB notifies Narzisi of the amount of such taxes required to be withheld, Narzisi shall deliver her check (or a cashier's check) to CFB, payable to "Commercial Federal Bank," in the amount of such taxes required to be withheld. The check shall be delivered to Gary D. White or James A. Laphen of CFB. If Narzisi fails to timely deliver such check or if such check shall for any reason not be paid when presented by CFB for payment, then CFB shall be authorized to deduct and withhold the amount of such taxes from any payments otherwise due from CFB to Narzisi under paragraph 2.(A) of this Agreement. At its option, CFB may delay delivery and issuance of the June 30, 2000 shares of stock to Narzisi until Narzisi has paid to CFB the amount of such tax withholdings.

     (E)  Supplemental Separation Allowance in Lieu of 401-K Match. Inasmuch as
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          Narzisi will not be employed by CFB on December 31, 1999, Narzisi will not be eligible for a "matching" 401-K contribution from CFB for 1999. However, as a supplemental separation allowance, CFB will pay to Narzisi, in a lump sum, the gross amount which CFB would have contributed for 1999 ("matched") on Narzisi's behalf to CFB's 401-K Plan for employees. Narzisi understands that federal and state income and payroll taxes will be withheld from such gross payment. The payment to Narzisi will be made on the same date as CFB makes its matching contributions for 1999 to CFB's 401-K Plan on behalf of CFB's employees.

     (F) Outplacement services as may be authorized and approved in writing by Gary D. White of CFB.

Narzisi acknowledges that the payment(s) and other consideration being provided to Narzisi under this paragraph 2 are in addition to anything that Narzisi is already entitled to pursuant to Narzisi's employment with CFB. It is understood that the payment of the separation allowance and other consideration to be provided to Narzisi under this paragraph 2 constitute a voluntary, ad hoc severance arrangement, and that same shall neither create nor be evidence of any severance pay plan or employee welfare benefit plan. No employee or former employee of CFB or its affiliated entities, other than Narzisi, shall have any rights or claims under the above described voluntary, ad hoc arrangement.

3.   OTHER BENEFITS.
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     (A)  Beginning November 1, 2000, Narzisi may elect to continue health and dental insurance coverage for herself and her dependents pursuant to and subject to the health care continuation provisions of "COBRA", 29 U.S.C. (S)(S) 1161-1169. If Narzisi elects to continue such coverage(s), Narzisi shall be responsible during the applicable continuation period allowed by "COBRA" -- normally eighteen (18) months -- for paying 100% of the cost of such coverage(s). If Narzisi elects to continue such coverage(s), Narzisi shall also pay an administrative fee of two percent (2%) of the cost of such coverage(s) during the applicable continuation period. If Narzisi (or any of her dependents) at any pertinent time becomes ineligible for "COBRA" continuation coverage or further continuation coverage under the provisions of CFB's plan(s) and consistent with the federal "COBRA" law, then CFB shall be excused from any further obligation to Narzisi (or to the dependent(s) of Narzisi thus becoming ineligible for "COBRA" continuation coverage, as the case may be) under this paragraph 3.(A). CFB will mail to Narzisi, on or about November 1, 2000, appropriate information and forms regarding election of continuation insurance coverage under the federal "COBRA" law, unless Narzisi and her dependents have by that date become ineligible for "COBRA" continuation coverage under the provisions of CFB's plan(s) and consistent with the federal "COBRA" law.

     (B) Narzisi shall not earn any additional vacation entitlement during or respecting time periods after October 15, 1999. On January 4, 2000, or as soon thereafter as is practicably feasible, CFB shall pay to Narzisi her accrued vacation which remained unused as of October 15, 1999, if any, less applicable state and federal tax withholdings.

     (C)  Narzisi shall not be eligible to receive any bonus from CFB.

     (D) Any amount which shall be owing to Narzisi under the Commercial Federal Bank Deferred Compensation Plan for Highly Compensated Employees, as of December 31, 1999, shall be paid in a lump sum to Narzisi as soon as may be administratively feasible under such Plan on or after January 4, 2000.

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     (E)  All other benefits, and the continuation or cessation thereof, shall be handled, addressed and administered in accordance with the terms of CFB's plans, policies and procedures in effect on October 15, 1999.

4.   RIGHT TO REVOKE AND EFFECTIVE DATE. CFB has advised Narzisi and Narzisi
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acknowledges that Narzisi has the right to revoke this Agreement within seven
(7) days after Narzisi signs this Agreement. In connection therewith, Narzisi shall have the right to revoke this Agreement within seven (7) days after Narzisi signs this Agreement, by either mailing, by certified mail, return receipt requested, or hand delivering, written notice of such revocation to Mr. Gary D. White, 1000 Commercial Federal Tower, 72nd and Mercy Streets, Omaha, Nebraska 68124. Unless so revoked, this Agreement shall become effective on the eighth day following the date Narzisi signs this Agreement.

5.   RELEASE. In consideration of the covenants, agreements, and recitals
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contained in this Agreement, Narzisi on behalf of herself, and her assigns, heirs, successors, and executors, hereby knowingly and voluntarily releases and forever discharges CFB, and every entity affiliated with or related to CFB as a parent or subsidiary entity or by common or interrelated ownership or otherwise, and each of its and/or their respective agents, employees, officers, directors, predecessors, successors and assigns (all of such released parties being collectively referred to hereinafter as "Released Parties"), from any and all claims, damages, demands, liabilities, attorney fees, and expenses of any nature whatsoever arising out of or relating in any way to Narzisi's employment with CFB and/or her separation from employment. This release shall include and extend to, without limitation, any and all claims, demands, and liabilities under, asserting, or pursuant to federal, state, or local laws, regulations, decisions, or ordinances generally, or prohibiting employment discrimination (including but not limited to Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act and the Age Discrimination in Employment Act), or based upon any alleged tort, breach of any contract, wrongful discharge, or any other actual or alleged wrongdoing whatsoever. This release shall be construed broadly, it being the intent of the parties to fully resolve any and all claims and potential claims of Narzisi against Released Parties and any of them, other than claims arising after this Agreement is signed by Narzisi.

IN SHORT, NARZISI UNDERSTANDS THAT IF SHE SIGNS THIS AGREEMENT, SHE WILL HAVE NO FURTHER CLAIMS OF ANY NATURE WHATSOEVER AGAINST CFB OR AGAINST ANY PERSON OR OTHER ENTITY AFFILIATED WITH CFB, EXCEPT FOR CLAIMS WHICH ARISE AFTER NARZISI SIGNS THIS AGREEMENT.

Nothing in this document shall preclude Narzisi from seeking any unemployment compensation benefits to which she may otherwise be entitled by law.

6.   COVENANT NOT TO SUE. Narzisi covenants and agrees that she will forever
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refrain from bringing or participating as a party plaintiff in any action, lawsuit, claim, or proceeding based on, arising out of, or in connection with Narzisi's employment with CFB or separation therefrom, other than claims arising as a result of occurrences after this Agreement is signed by Narzisi.

7.   CONSULTATION BY NARZISI. In further consideration of the payment(s) and
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other consideration being provided to Narzisi under paragraph 2, Narzisi agrees to consult reasonably with CFB during the period from November 1, 1999 through October 31, 2000 in providing information as may be required and requested by CFB senior management from time to time concerning Narzisi's work tasks, assignments and areas of responsibility while employed by CFB, but such consultation shall not unduly or unreasonably interfere with any employment responsibilities Narzisi may owe to any other employer after November 1, 1999.

8.   ACKNOWLEDGEMENTS AND REPRESENTATIONS OF THE PARTIES. The parties
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acknowledge and represent as follows:

     (A) This Agreement constitutes an agreement that is legally binding on each party, enforceable in accordance with its terms.

     (B) CFB and Narzisi have had ample opportunity to review this Agreement. Further, Narzisi has been advised by CFB, and has had ample opportunity, to consult with an attorney of her own choosing prior to signing this Agreement regarding the terms, conditions and ramifications of this Agreement, and Narzisi has in fact consulted with legal counsel of her own choosing in that regard and for that purpose.

     (C) CFB and Narzisi are each entering into this Agreement knowingly, voluntarily, and of their own volition and neither is under any duress or undue influence.

     (D) CFB and Narzisi have read and understand this Agreement. Narzisi hereby acknowledges and understands that, by executing this Agreement, she is releasing and waiving all claims against Released Parties arising out of her employment or separation therefrom, other than claims arising after the date Narzisi signs this Agreement.

     (E) Narzisi has been advised and hereby acknowledges that she has twenty-one (21) days, which will begin to run on October 15, 1999, in which to determine whether to accept the terms of this Agreement and to sign this Agreement. Narzisi may, if she so chooses, waive this period and sign the Agreement prior to the expiration of the 21-day period.
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9.   FUTURE EMPLOYMENT AND CONFIDENTIAL INFORMATION. Narzisi hereby waives any
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entitlement she may have or claim to have of employment by CFB. Narzisi further agrees that she will not disclose, disseminate, or use any confidential information concerning CFB's employees, operations, customers, products or services (existing or contemplated), pricing policies, marketing and hiring techniques, financial information, costs, profits, sales, or other information or data of any kind, in any future employment or self-employment.

10.  NO ADMISSION OF LIABILITY. This Agreement shall not be treated as an
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admission of liability or of any wrongdoing by either party, and shall neither be offered by either party nor admissible in evidence as any such admission.

11.  ENTIRE AGREEMENT: BINDING EFFECT. This Agreement constitutes the entire
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agreement between the parties and shall bind and inure to the benefit of both parties and of each of the Released Parties, and their respective successors, heirs and legal representatives.

12.  SEVERABILITY. In the event a court of competent jurisdiction determines
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that one or more of the clauses of this Agreement are unenforceable, such clause(s) shall be severed from the Agreement, and the balance of the Agreement shall remain in full force and effect.

13.  APPLICABLE LAW. This Agreement is made and entered into and shall be
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governed by and construed in accordance with the laws of the State of Nebraska.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date this Agreement is signed below by Narzisi.



DATED: October 29, 1999          /s/ Joy J. Narzisi
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                                 Joy J. Narzisi


                                 Commercial Federal Bank,
                                 A Federal Savings Bank


DATED: November 1, 1999          By: /s/ Gary D. White
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                                 Title: Executive Vice President
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